UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2009
CAMDEN PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Texas	1-12110	76-6088377

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Greenway Plaza, Suite 1300, Houston, Texas	77046

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
We are filing this Current Report on Form 8-K to update Items 6, 7 and 8, Schedules III and IV and Exhibit 12.1 of our Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 20, 2009 to reflect the retrospective effects to our previously issued consolidated financial statements (included within such Form 10-K) related to our January 1, 2009 adoption of Financial Accounting Standards Board (FASB) Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB 51” and FASB Staff Position No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.” Such retrospective effects include the reclassification in our consolidated balance sheets of noncontrolling interest (previously referred to as minority interest) to consolidated shareholders’ equity related to the common units in our operating partnerships and other noncontrolling interest in consolidated real estate joint ventures, and revised presentations of the consolidated statements of income and comprehensive income, consolidated statements of shareholders’ equity and consolidated statements of cash flows. In addition, our earnings per share calculations for all periods have been updated to reflect the application of the two-class method associated with participating securities (unvested share awards).
The information contained in this Current Report on Form 8-K is presented as of December 31, 2008, and other than as indicated above, has not been updated to reflect developments subsequent to that date.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

23.1	Consent of Independent Registered Public Accounting Firm

99.1
Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data and Procedures, Schedule III and IV and Exhibit 12.1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2009

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

23.1	Consent of Independent Registered Public Accounting Firm

99.1
Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data, Schedule III and IV and Exhibit 12.1